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                                                                    EXHIBIT 99.1

                                LOCKUP AGREEMENT

     This Lockup Agreement ("Agreement"), dated as of May 30, 2001, is entered into by and among Talon Automotive Group, Inc., a Michigan corporation ("Talon"), VS Holdings, Inc., a Michigan corporation ("Holdings"), Veltri Metal Products Company, a Nova Scotia unlimited liability company ("Products") (Talon, together with Holdings and Products, the "Company"), and the undersigned holders ("Consenting Holders") of the Company's 9.625% Senior Subordinated Notes Due 2008 (the "Notes").

     WHEREAS, pursuant to an Indenture dated April 28, 1998 (the "Indenture"), the Company has previously issued the Notes;

     WHEREAS, certain of the Consenting Holders have formed an ad hoc committee for the purpose of negotiating with the Company (the "Noteholders Committee"), and have engaged Milbank, Tweed, Hadley & McCloy LLP ("Milbank") as legal counsel and Chanin Capital Partners ("Chanin") as financial advisors;

     WHEREAS, the Company and the Consenting Holders have engaged in good faith negotiations with the objective of reaching an agreement with regard to a financial reorganization of the Company;

     WHEREAS, the Company and the Consenting Holders now desire to implement a financial restructuring of the Company on the terms set forth in this Agreement and in the Term Sheet ("Term Sheet") attached hereto as Schedule 1 (the "Financial Restructuring");

     WHEREAS, in order to implement the Financial Restructuring, the Company has determined (i) to cause Talon and Holdings to commence cases (collectively, the "Chapter 11 Case") under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") for the Company in the United States Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court"), (ii) to cause Products to commence a case in Canada (the "CCAA Case") under the Companies' Creditors Arrangement Act (the "CCAA") in the Ontario Superior Court of Justice (the "Canadian Court"), (iii) to prepare and file in the Chapter 11 Case and the CCAA Case a plan of reorganization (the "Plan") and accompanying disclosure statement (the "Disclosure Statement") for the purpose of implementing the Financial Restructuring in accordance with this Agreement and the Term Sheet, and (iv) to have the Disclosure Statement approved and Plan confirmed by the Bankruptcy Court and the Canadian Court in accordance with the timetable provided herein; and

     WHEREAS, each of the Consenting Holders is prepared to commit to vote is claims (as defined in the Bankruptcy Code) in the principal amount of Notes held by such Consenting Holder (for each such Consenting Holder, in the principal amount set forth below its name on its signature page to this Agreement, the "Subject Claims") to accept the Plan, subject to the terms and conditions of this Agreement and the Term Sheet;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and

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sufficiency of which are hereby acknowledged, the Company and the Consenting
Holders agree as follows:

     1. Forbearance. During the period commencing on the date hereof and ending on the earlier of June 29, 2001, and the date that the Chapter 11 Case and the CCAA Case are filed (the "Commencement Date"), and so long as no "Agreement Termination Event" (as defined in Paragraph 8 of this Agreement) has occurred, each Consenting Holder agrees: (A) to forbear from the exercise of any rights or remedies it may have under the Consenting Holder's Notes, the Indenture or other applicable law with respect to any default in existence or arising under the Consenting Holder's Notes and the Indenture; and (B) that in the event of any action by an Indenture Trustee to enforce rights and remedies triggered by a Default or an Event of Default under the Indenture, to direct the Trustee to forbear from exercising such rights and remedies, but only if and to the extent
(i) such action by the Consenting Holder is authorized and permissible under the Indenture and the Notes, and (ii) no indemnity is required by the Indenture Trustee arising from or in connection with such directions.

     2. Restriction on Transfer. Each Consenting Holder agrees that, so long as this Agreement has not been terminated in accordance with Paragraph 8 hereof, it shall not sell, transfer or assign any of the Notes or Subject Claims arising under the Notes or any option thereon or any right or interest (voting or otherwise and including any participation interest) therein, unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement, and the transferor provides the Company with a copy thereof, in which event the Company shall be deemed to have to constitute obligations in favor of such transferee, and the Company shall confirm that acknowledgment in writing upon the request of such transferee.

     3. Preparation of Restructuring Documents. The Company shall instruct its counsel promptly to deliver to the Consenting Holders for their review and approval of the Plan, the Disclosure Statement, the DIP Facility (as defined in the Term Sheet), the Bankruptcy Court and Canadian Court orders to be prepared in connection therewith, and all other documents or agreements to be executed or implemented in connection therewith, or otherwise contemplated by, the Financial Restructuring, each of which documents and agreements shall be consistent in all material respects with this Agreement and the Term Sheet (collectively, the "Restructuring Documents"). The Company shall coordinate with the Consenting Holders in preparing the Restructuring Documents and shall afford Milbank, counsel to the Noteholders Committee, a reasonable opportunity to review and comment upon the Restructuring Documents prior to their filing. The Company and the Consenting Holders agree that (a) the negotiation of this Agreement and the attached Term Sheet, and (b) the delivery of any information by the Company to the Consenting Holders in connection with this Agreement and the attached Term Sheet, are not intended by the Company to be a solicitation of the Consenting Holders' approval of any plan of reorganization within the meaning of Section 1125 of the Bankruptcy Code. The Company and the Consenting Holders further agree that this Agreement is not a financial accommodation contract that would be unenforceable under Section 365(c)(2) of the Bankruptcy Code, and each agrees not to take any contrary position in the Chapter 11 Case or the CCAA Case.

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     4.   Company Covenants Regarding Timetable. The Company agrees that it shall: (i) deliver a draft of the Plan, the Disclosure Statement and the DIP Facility documents to Milbank prior to commencement of the Chapter 11 Case and the CCAA Case; (ii) commence the Chapter 11 Case and CCAA Case on or prior to June 29, 2001; (iii) deliver a draft of all Restructuring Documents other than those contemplated in subparagraph (i) above to each Consenting Holder at least 5 business days prior to the Bankruptcy Court hearing on approval of the Disclosure Statement; (iv) obtain an order of the Bankruptcy Court approving the Disclosure Statement on or prior to September 17, 2001; and (v) obtain an order of the Bankruptcy Court confirming the Plan on or prior to October 31, 2001. The Company further agrees that the effective date of the Plan shall be on or prior to December 17, 2001.

     5. Certain Other Company Covenants. The Company agrees that it shall take all reasonable steps necessary and desirable to obtain any and all required regulatory and/or third party approvals for the Financial Restructuring.

     6. Voting. Subject to the condition that, and so long as, no Agreement Termination Event has occurred, including without limitation (i) the Disclosure Statement has been approved by the Bankruptcy Court (and the Canadian Court if required under applicable law) by September 17, 2001, (ii) the Disclosure Statement as so approved contains information in respect of the Company's business and operations that is not materially inconsistent with the information heretofore provided by the provided by the Company to the Consenting Holders, Milbank or Chanin, and (iii) the terms of the Plan and all Restructuring Documents are consistent in all material respects with the terms set forth in and contemplated by this Agreement and the Term Sheet, then each Consenting Holder agrees that it shall timely vote (or shall cause or instruct any custodial agent to so vote) the Subject Claims to accept the Plan and shall not revoke or withdrawal such vote.

     7. Support of the Financial Restructuring; Additional Covenants. As long as this Agreement has not been terminated in accordance with Paragraph 8 hereof, the Company will take all necessary and appropriate actions to achieve confirmation of the Plan, including, upon approval of the Disclosure Statement by the Bankruptcy Court (and the Canadian Court if required under applicable law), recommending to the holders of claims and interests impaired under the Plan that they vote to approve the Plan. As long as this Agreement has not been terminated in accordance with Paragraph 8 hereof, neither the Company nor any Consenting Holder will (i) object to confirmation of the Plan or otherwise commence any proceeding to oppose or alter the Plan or any of the Restructuring Documents in any way inconsistent with this Agreement and the Term Sheet appended hereto and incorporated herein, (ii) vote for, consent to, support or participate in the formulation of any plan of reorganization or liquidation other than the Plan proposed or filed or to be proposed or filed in any chapter 11 case or chapter 7 case, or any CCAA case, commenced in respect of the Company or any of its subsidiaries, (iii) directly or indirectly seek, solicit, support or encourage any plan other than the Plan, or any sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of its subsidiaries that reasonably could be expected to prevent, delay or impede the successful implementation of the Financial Restructuring as contemplated by the Plan and the Restructuring Documents, (iv) object to the Disclosure Statement or the solicitation of consents to the Plan, or (v) take any other action that is inconsistent with, or that would delay confirmation of, the Plan. Notwithstanding the foregoing or anything else in this Agreement to the contrary, no Consenting Holder shall be barred from objecting to (x) approval of the
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Disclosure Statement if such Disclosure Statement contains a material misstatement or omission or fails to contain adequate information for the purposes of Bankruptcy Code Section 1125 or other applicable law, or (y) confirmation of the Plan, or approval, execution or implementation of any Restructuring Document, if such Plan or Restructuring Document contains terms that are materially inconsistent with this Agreement or the Term Sheet. In addition, except as expressly provided herein, nothing herein is intended to, or does, in any manner, waive, limit, impair, or restrict the ability of the Company or any Consenting Holder to protect and preserve all of its rights, remedies, and interests, including, without limitation, with respect to its Subject Claims or any other claims, or with respect to such parties' full participation and role in the Chapter 11 Case or the CCAA Case.

     8. Termination of Agreement. This Agreement shall terminate automatically upon the occurrence of any "Agreement Termination Event" (as hereinafter defined), unless the occurrence of such Agreement Termination Event is waived in writing by Consenting Holders holding not less than sixty seven percent (67%) of the aggregate principal amount of Notes that constitute Subject Claims (excluding the claims of "insider holders" as defined on the signature pages hereto). If any Agreement Termination Event occurs (and has not been so waived) at the time when permission of the Bankruptcy Court and the Canadian Court shall be required for the Consenting Holders to change or withdraw (or cause to be changed or withdrawn) their votes to accept the Plan, the Company shall not oppose any attempt by any of the Consenting Holders to change or withdraw (or cause to be changed or withdrawn) such votes at such time. Upon the occurrence of an Agreement Termination Event, each Consenting Holder and the Company shall have all rights that are available to it under the Notes, the Indenture, applicable law or otherwise, including, without limitation, the right to take action on account of any then existing default under the Notes or Indenture.

          An "Agreement Termination Event" shall mean any of the following:

          (a) The Chapter 11 Case and CCAA Case to implement the Financial Restructuring are not commenced by June 29, 2001;

          (b) The Bankruptcy Court fails to enter an order in the Chapter 11 Case approving the Disclosure Statement with respect to the Plan by September 17, 2001;

          (c) The Plan or any of the Restructuring Documents as filed by the Company or approved in the Chapter 11 Case or the CCAA Case contains any term that is materially inconsistent in any respect with the Financial Restructuring contemplated by and provided for in this Agreement and the Term Sheet, or has been modified, amended or replaced in any respect that makes it materially inconsistent in any respect with this Agreement and the Term Sheet;

          (d) The Bankruptcy Court in the Chapter 11 Case (and the Canadian Court in the CCAA Case, if required under applicable law) fails to enter an order confirming the Plan by October 31, 2001;

          (e) The Plan is not effective by its terms and substantially consummated by December 17, 2001;

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                  (f) The Company breaches any other provision of this
         Agreement, including, without limitation, ceasing to use its reasonable best efforts to obtain approval of the Disclosure Statement and/or confirmation of the Plan;

                  (g) The Chapter 11 Case of the Company is converted to a case under chapter 7 of the Bankruptcy Code;

                  (h) A chapter 11 trustee is appointed in the Chapter 11 Case;

                  (i) The Company defaults under the DIP Facility and, except as provided in subparagraph 8(l) below, such default has not been waived or cured in accordance with the terms of the DIP Facility;

                  (j) The Company fails to comply with any covenants contained in this Agreement or the Term Sheet;

                  (k) Any representation or warranty made by the Company or its agents or representatives to the Noteholders Committee, the Consenting Holder, or in connection with this Agreement or the Term Sheet (including without limitation representations relating to the Company's financial performance) is false or misleading in any material respect when made;

                  (l) The Company fails to meet the financial covenants contained in the DIP Facility or fails to meet or comply with any other provision of the DIP Facility that is material to the Company's financial performance, business operations or ability to confirm and consummate the Plan in a timeframe consistent with the provisions of Paragraph 4 above;

                  (m) A material adverse change occurs in the assets, liabilities, business operations or financial condition of the Company after the date of this Agreement, including, but not limited to, a change in circumstances rendering the liquidity provided in the Exit Facility as contemplated in Section I of the Term Sheet (attached hereto as Schedule 1) inadequate in the judgment of the Noteholders Committee, but not including, however, any material adverse change that occurs solely by reason of the filing of the Chapter 11 Case;

                  (n) The Company, on or before the date that the Plan is confirmed by the Bankruptcy Court and the Canadian Court, fails to obtain an order or orders authorizing the assumption by the Company of the prepetition contracts with each of Ford Motor Company, General Motors Corporation, or DaimlerChrysler AG, or any of their affiliated companies, and

                  (o) The due diligence review being conducted by the financial advisors and legal counsel to the Noteholders Committee reveals any materially adverse matter not previously disclosed or otherwise known to the Consenting Holders, Milbank or Chanin.

         9. Specific Performance. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any

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party and each non-breaching party shall be entitled, in addition to any other remedies, to the remedy of specific performance and injunctive or other equitable relief as a remedy for any such breach, without the necessity of securing or posting a bond or other security in connection with such equitable relief.

     10. Good Faith Negotiation of Restructuring Documents. The Company and each Consenting Holder covenants and agrees to negotiate in good faith the Restructuring Documents, which the Company covenants will be, in all material respects, consistent with this Agreement and the Term Sheet.

     11. Representations and Warranties. The Company, on the one hand, and each of the Consenting Holders, on the other, represents and warrants to the other that the following statements are true, correct and complete as of the date hereof:

         (a) Corporate Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement, including, as to each Consenting Holder, that as of the date hereof, it is the beneficial owner of, and/or the investment adviser or manager for the beneficial owners of (with the power to vote and dispose of), the Subject Claims;

         (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part, and the Company further represents that the Financial Restructuring, this Agreement and the attached Term Sheet have been approved in writing by the Boards of Directors and similar governing bodies of the Company and the Subsidiaries;

         (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or by-laws or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws; except however that the filing of the Chapter 11 Case and CCAA Case, and the implementation of the Financial Restructuring, may constitute events of default under certain of the Company's contracts.

         (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission or similar Canadian regulatory body, in connection with the commencement of the Chapter 11 Case and the CCAA Case, and the approval of the Disclosure Statement and confirmation of the Plan; and

         (e) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may

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be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     12.  No Transfers to Company Insiders. Except as disclosed on attached
Schedule 2, the Company represents and warrants that it has made no transfer of property of the Company, including without limitation the making of loans, to any officer, director, shareholder, employee or any insider of the Company within the year ending upon the date hereof, other than compensation paid in the ordinary course of the Company's business operations, and the Company further covenants and agrees that it shall not make any such transfer at any time in the future until a new post-effective date board of directors is in place pursuant to the terms of the Term Sheet and such new board of directors has formally approved the transfer.

     13. Employment, Consulting and Other Contracts. The Company will not assume (as that term is used in Section 365 of the Bankruptcy Code) any employment, consulting or similar contracts without the prior agreement of the Noteholders Committee, except for those employment agreements listed on
Schedule 3 hereto.

     14. Further Acquisition of Securities. This Agreement shall in no way be construed to preclude any of the Consenting Holders from acquiring additional Notes. However, any and all rights and claims obtained by a Consenting Holder with respect to, on account of or pursuant to any subsequently acquired Notes shall automatically be deemed to be Subject Claims and to be subject to the terms of, and the obligations of such Consenting Holder under, this Agreement and the Term Sheet.

     15. Effectiveness; Amendments. This Agreement shall not become effective and binding on the parties hereto unless and until counterpart signature pages to this Agreement have been executed and delivered by the Company, and by Consenting Holders that hold in the aggregate at least sixty seven (67%) of the aggregate of issued and outstanding Notes that constitute Subject Claims (excluding the claims of "insider holders" as defined on the signature pages hereto). Once effective, this Agreement may not be modified, amended or supplemented except in writing signed by the Company, and by Consenting Holders holding not less than sixty seven percent (67%) of the aggregate of Notes that constitute Subject Claims (excluding the claims of "insider holders" as defined on the signature pages hereto).

     16. Disclosure of Individual Holdings. Unless required by applicable law or regulation (including without limitation the Schedule of Twenty Largest Creditors, Statements of Affairs, and other schedules required under the Bankruptcy Code, Federal Rules of Bankruptcy Procedure, Local Rules of the Bankruptcy Court, U.S. Trustee Guidelines, and their respective Canadian counterparts, to be filed by the Company in the Chapter 11 Case or CCAA Case), the Company shall not disclose the holdings of Subject Claims of any of the Consenting Holders without the prior written consent of such Consenting Holder; and if announcement or disclosure is so required by law or regulation, the Company shall afford the Consenting Holders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to the Company making such announcement or disclosure. The foregoing shall not prohibit the Company from disclosing the approximate aggregate holdings of Notes of all Consenting Holders. Once executed and effective, a copy of this Agreement may be delivered to (i) the Company's bank group lenders, (ii) the Company's principal trade vendors and customers, and

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(iii) with consent of the Consenting Holders (which consent shall not unreasonably be withheld) to other parties in interest.

     17. Accredited Investors. Each Consenting Holder represents that (i) it is a sophisticated investor with respect to the transactions described herein with sufficient knowledge and experience in owning and investing in securities similar to the Notes held by such Consenting Holder to evaluate properly the transactions contemplated by this Agreement and it has made its own analysis and decision to enter in this Agreement; and (ii) it is an "accredited investor" within the meaning of Section 2(a)(15) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     18. Impact of Appointment to Creditors Committee. Notwithstanding anything herein to the contrary, in the event that any Consenting Holder is appointed to and serves on a committee of creditors in the Company's Chapter 11 Case, the terms of this Agreement shall not be construed so as to limit such Consenting Holder's exercise, in its sole discretion, of its fiduciary duties, if any, to any person or entity arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, however, that the fact of such service on such committee (i) shall not otherwise affect the continuing validity or enforceability of this Agreement and (ii) shall not modify or limit the obligations of such individual Consenting Holder to vote its Subject Claims to accept the Plan, provided that no Agreement Termination Event has occurred and this Agreement remains in effect.

     19. Official Unsecured Creditors Committee. In conjunction with the Chapter 11 Case and pursuant to either Sections 1102(a)(1) or (a)(2) of the Bankruptcy Code, the Company shall support the appointment of an official committee comprised of Consenting Holders and such other holders of unsecured claims as may be appointed by the Office of United States Trustee (the "Official Committee"). The Official Committee shall, subject to compliance with the applicable provisions of the Bankruptcy Code, be entitled to retain Milbank and Chanin to represent the Official Committee and assist in the prosecution of the Plan and related matters. In the event that the Official Committee in the Chapter 11 Case does not retain Milbank or Chanin, the Company shall actively support the approval, under Section 503(b) of the Bankruptcy Code, of the payment of the reasonable costs and fees incurred by Milbank and Chanin on behalf of the Noteholders Committee.

     20. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the U.S. District Court for the Southern District of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to jurisdiction, upon the commencement of the Company's Chapter 11 Case, each of the parties hereto hereby


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agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

     21. Fees and Expenses. The Company shall perform and shall not terminate its fee agreements with Milbank and Chanin except as otherwise provided in the applicable engagement agreements. Five (5) business days prior to the Commencement Date, the Company shall pay in full any outstanding bills, plus an estimate of unbilled fees and costs up to the filing of the voluntary chapter 11 petition, of Milbank and Chanin. If any party brings an action against any other party based upon a breach by such other party of its obligations under this paragraph, the prevailing party shall be entitled to all reasonable expenses incurred, including reasonable attorneys', accountants' and financial advisors' fees in connection with such action.

     22. Notices. All notices and consents hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or telecopy, or initially deposited in the mails, by certified or registered mail, postage prepaid return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

          (b)  if to the Company, to:
               Talon Automotive Group, Inc.
               900 Wilshire Dr.
               Troy, Michigan 48084
               Fax: (248) 362-7612
               Attention: Michael Veltri
                          David Woodward

               With copies to:

               Carson Fischer, P.L.C.
               300 East Maple Road, 3rd Floor
               Birmingham, Michigan 48009
               Fax: (248) 644-1832
               Attention: Joseph M. Fischer, Esq.
                    and
               Foley & Lardner
               150 W. Jefferson Ave., Suite 1000
               Detroit, Michigan, 48226-4416
               Fax: (313) 963-9308
               Attention: Patrick D. Daugherty, Esq.

          (c) if to any Consenting Holder, to such Consenting Holder at the address shown for such holder on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such holder,

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               With a copy to:

               Milbank, Tweed, Hadley & McCloy LLP
               601 S. Figueroa St., 30th Floor
               Los Angeles, CA 90017
               Fax: (213) 629-5063
               Attention: Robert Jay Moore, Esq.
               Attention: Fred Neufeld, Esq.

     23. Survival. Notwithstanding the sale of its Subject Claims in accordance with Paragraph 2 hereof or the termination of the Consenting Holders' obligations hereunder in accordance with Paragraph 8 hereof, the Company's obligations and agreements set forth in Paragraphs 16, 20 and 21 hereof shall survive such termination and shall continue in full force and effect for the benefit of the Consenting Holders in accordance with the terms hereof.

     24. Reservation of Rights. This Agreement and the Term Sheet are part of a proposed settlement of a dispute among the parties hereto. Except as expressly provided in this Agreement and the Term Sheet: (A) nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of the Company, each Consenting Holder and any trustee under the Notes and Indenture to protect and preserve its rights, remedies and interests, including without limitation, its claims against the other; (B) nothing herein shall be deemed an admission of any kind; and (C) nothing contained herein effects a modification of the rights of the Company and the Consenting Holders or any trustee under the Notes and Indenture, unless and until the Plan is confirmed and the Financial Restructuring becomes effective. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, or comparable Canadian rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

     25. Representation by Counsel. Each party hereto acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any party hereto with a defense to the enforcement of the terms of this Agreement against such party based upon lack of legal counsel, shall have no application and is expressly waived.

     26. Consideration. It is hereby acknowledged by the parties hereto that, other than the Company's agreements, covenants, representations and warranties, as more particularly set forth herein and in the Term Sheet, no consideration shall be due or paid to the Consenting Holders for their agreement to vote the Subject Claims to accept the Plan in accordance with the terms and conditions of this Agreement.

     27. Acknowledgment. This Agreement is not and shall not be deemed to be a solicitation for the tender or exchange of the Notes, a solicitation for waivers to the Notes or the Indenture, or a solicitation for consents to the Plan. The acceptance of the Consenting Holders

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will not be solicited until such Parties have received the Disclosure Statement and related ballots, as approved by the Bankruptcy Court.

     28. Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     29. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives.

     30. Several, Not Joint, Obligations. The agreements, representations and obligations of the Consenting Holders under this Agreement and the Term Sheet are, in all respects, several and not joint.

     31. Prior Negotiations. This Agreement supersedes all prior negotiations with respect to the subject matter hereof.

     32. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

     33. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto, and no other person or entity shall be a third party beneficiary hereof.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                              [Signatures Omitted]

                                                                              FN

                                   SCHEDULE 1

                    TERM SHEET TO LOCKUP AGREEMENT REGARDING
                       CHAPTER 11 RESTRUCTURING OF TALON
                  AUTOMOTIVE GROUP, INC. AND ITS SUBSIDIARIES

     The terms discussed herein are part of a proposed comprehensive compromise, each element of which is consideration for the other elements and is an integral component of the proposed reorganization. Capitalized terms used herein, if not defined, are used as defined in the Lockup Agreement. This Term Sheet is not enforceable unless and until it becomes a schedule to the executed Lockup Agreement.

I. CREDIT AGREEMENT

     o DIP Facility and Exit Facility: The Company shall enter into a Debtor-in-Possession ("DIP Facility") and a post-Chapter 11 Case working capital exit facility ("Exit Facility") on terms substantially the same as those contained in the Amended and Restated Talon Automotive Group, Inc. Credit Agreement With Comerica Bank as Agent, dated February 16, 2001, among the bank lenders and the Company (the "SCF"), including specifically, but without limitation, the same provisions relating to availability and advances, and with the following additional terms:

       o The amount of DIP Facility borrowing base availability shall be acceptable to the Committee;

       o The amount of Exit Facility borrowing base availability shall be acceptable to the Committee; and

       o Definitive documentation, including other covenants, terms and conditions, acceptable to the Committee.

II. 9.625% NOTES

     o Talon shall contribute all its assets, subject to its liabilities (except the liabilities arising under the 9.625% Notes) to Holdings; the Noteholders shall receive in exchange for their Notes ninety seven percent (97%) of the new common stock of reorganized Holdings (minus any shares distributed under the Plan on account of other unsecured claims); the Notes, and the guaranties of the Notes, and all rights and obligations thereunder, shall be extinguished; Talon shall receive 3% of the new common stock of Holdings; and Holdings shall own 100% of the equity in reorganized Products.

III. OTHER UNSECURED CREDITORS

     o The claims of ordinary course critical trade vendors will be unimpaired under the Plan. The treatment of all other general unsecured creditors (e.g., claims

                                                                              FN

                                   SCHEDULE 1

                    TERM SHEET TO LOCKUP AGREEMENT REGARDING
                       CHAPTER 11 RESTRUCTURING OF TALON
                  AUTOMOTIVE GROUP, INC. AND ITS SUBSIDIARIES



             arising from rejected contracts, claims based upon notes and other unsecured financial accommodations) shall be subject to the mutual agreement of the Company and the Committee, to be agreed upon prior to commencement of the Chapter 11 Case. Canadian counsel shall confirm, prior to the commencement of the Canadian Case, that Holdings will be able to retain one hundred percent (100%) of the equity in Products upon the consummation of such Canadian bankruptcy proceeding for Products.

IV.  COMMON AND PREFERRED STOCK

          o The holders of the old common and preferred stock of Talon ("Old Equity") will receive three series of warrants representing a total of 20.0% of the fully diluted equity of Holdings with exercise prices pursuant to the schedule below.

          o Warrants: The Old Equity will receive 3 series of warrants. The Series A and Series B warrants will each represent 2.5% of the stock of Holdings. The Series C warrants will represent 15.0% of the stock of Holdings. The exercise price of each series of warrants has been set in the chart below at a level representing a recovery of the face value of the 9.625% Notes for the Noteholders, assuming 10,000,000 shares initially issued (300,000 to the Old Equity; and 9,700,000 to the Noteholders and any other unsecured creditors receiving shares on their claims), and taking into account dilution created by any preceding series of Series A and B warrants:


          o  Warrants     Percentage Recovery on Notes     Strike Price     Number of Shares
             --------     ----------------------------     ------------     ----------------
          o  Series A                70%                      $  8.66             256,410

          o  Series B                80%                      $  9.89             262,985

          o  Series C                93%                      $ 11.51           1,856,364

          o The warrants: (i) shall have a five year term; (ii) shall contain customary anti-dilution provisions (but not covering dilution resulting from the issuance of equity securities to management);
             (iii) shall contain additional customary protections found in warrants to the effect that in the event of any combination or subdivision of the outstanding shares (including but not limited to in reverse stock splits), the warrant shares and cash exercise price shall be adjusted proportionately; and (iv) shall not be subject to any future valuation or pricing premised upon the Black-Scholes formula or any other valuation methodology.

                                                                              FN

                                   SCHEDULE 1

                    TERM SHEET TO LOCKUP AGREEMENT REGARDING
                       CHAPTER 11 RESTRUCTURING OF TALON
                  AUTOMOTIVE GROUP, INC. AND ITS SUBSIDIARIES

     o On the Effective Date of the Plan, all shares of old common and old preferred stock of Holdings, and all options, warrants and other rights in respect of such common and preferred stock, shall be cancelled, extinguished and discharged.


V.   BOARD COMPOSITION

     o The Board of Directors of Holdings shall be comprised of five members (the "New Board"). Three members shall be appointed by the holders of the 9.625% Notes, and one member shall be appointed by Old Equity (three year term), which members shall be identified five days prior to the hearing on confirmation of the Plan. The fifth member shall be the CEO of the Company. The same persons shall comprise the Board of Directors of reorganized Products.


VI.  RELATED PROVISIONS

     o The Plan shall provide that all causes of action of the Company on the date of this Term Sheet, and all causes of action created by the filing of the Chapter 11 Case, shall be preserved for the benefit of reorganized Holdings and Products; provided, however, that the Plan may contain release and exculpatory provisions for the benefit of current and former officers and directors of the Company limited to acts and omissions in their capacity as officers and directors. However, any release and exculpation provisions of the Plan shall not be applicable to (i) avoidance actions listed in Bankruptcy Code
          Section 550(a), (ii) borrowed money, (ii) employment contracts, (iii) consulting contracts, (iv) the receipt of transfers from the Company, direct or indirect, in connection with acquisitions by the Company of subsidiaries, business enterprises or other material assets, and (v) any acts or omissions that constitute gross negligence, fraud, or willful misconduct.

     o The Company represents that all material property of the Company is subject to a non-avoidable perfected security interest in favor of the lenders under the SCF.

     o Holdings and Products will not assume or seek to assume (as that term is used in Section 365 of the Bankruptcy Code) any employment, consulting or similar contract, except pursuant to prior agreement with the Committee.

     o The Plan will provide that the Company's claims against Bill Johns, et al., will be placed in a litigation trust, which will be shared on a pro-rata basis by the holders of new common shares.

                                                                              FN

                                   SCHEDULE 2

The Company has paid management fees to Talon LLC in the amount of $41,667 per month through December, 2000.

The Company participates in several group employee benefit and insurance plans with affiliated companies, and the Company has made and continues to make certain payments to such affiliates for the Company's share of the legal fees, benefits, premiums and claims related to such plans.

The Company uses the law firm of Timmis & Inman LLP as its general counsel. One of the current shareholders of the Company is a partner in the law firm, and the Company has made and continues to make certain payments of legal fees to the law firm for legal services rendered.

The Company leases certain of its manufacturing facilities in Canada from Maria Veltri, and the Company has made and continues to make certain payments of rents and amounts pursuant to the leases of such facilities.

The Company leased a facility in Chesterfield, Michigan from an affiliate on a temporary basis through October, 2000, and has made certain payments of rents and other amounts for the lease of such facility.

                                                                              FN

                                   SCHEDULE 3

1. Amended and Restated Employment Agreement for Michael T. Veltri dated May __, 2001.

2. Employment Agreement for David J. Woodward dated March 1, 2001.







                                                                        FN